                                                                     EXHIBIT 4.7

                    CAPITAL SECURITIES GUARANTEE AGREEMENT


                                BY AND BETWEEN


                      COLORADO BUSINESS BANKSHARES, INC.

                                      AND

                FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION


                       DATED AS OF_______________, 2000

                               TABLE OF CONTENTS


RECITALS.......................................................................2

ARTICLE I  DEFINITIONS AND INTERPRETATION......................................2
  SECTION 1.1. DEFINITIONS AND INTERPRETATION..................................2

ARTICLE II  TRUST INDENTURE ACT................................................6
  SECTION 2.1. TRUST INDENTURE ACT; APPLICATION................................6
  SECTION 2.2. LISTS OF HOLDERS OF SECURITIES..................................6
  SECTION 2.3. REPORTS BY THE CAPITAL GUARANTEE TRUSTEE........................6
  SECTION 2.4. PERIODIC REPORTS TO CAPITAL GUARANTEE TRUSTEE...................7
  SECTION 2.5. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT................7
  SECTION 2.6. EVENTS OF DEFAULT; WAIVER.......................................7
  SECTION 2.7. EVENT OF DEFAULT; NOTICE........................................7
  SECTION 2.8. CONFLICTING INTERESTS...........................................7

ARTICLE III  POWERS, DUTIES AND RIGHTS OF CAPITAL GUARANTEE TRUSTEE............8
  SECTION 3.1. POWERS AND DUTIES OF THE CAPITAL GUARANTEETRUSTEE...............8
  SECTION 3.2. CERTAIN RIGHTS OF CAPITAL GUARANTEE TRUSTEE.....................9
  SECTION 3.3. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OFGUARANTEE...........11

ARTICLE IV  CAPITAL GUARANTEE TRUSTEE.........................................11
  SECTION 4.1. CAPITAL GUARANTEE TRUSTEE; ELIGIBILITY.........................11

ARTICLE V  GUARANTEE..........................................................13
  SECTION 5.1. GUARANTEE......................................................13
  SECTION 5.2. WAIVER OF NOTICE AND DEMAND....................................13
  SECTION 5.3. OBLIGATIONS NOT AFFECTED.......................................13
  SECTION 5.4. RIGHTS OF HOLDERS..............................................14
  SECTION 5.5. GUARANTEE OF PAYMENT...........................................14
  SECTION 5.6. SUBROGATION....................................................15
  SECTION 5.7. INDEPENDENT OBLIGATIONS........................................15

ARTICLE VI  LIMITATION OF TRANSACTIONS; SUBORDINATION.........................15
  SECTION 6.1. LIMITATION OF TRANSACTIONS.....................................15
  SECTION 6.2. RANKING........................................................16

ARTICLE VII  TERMINATION......................................................16
  SECTION 7.1. TERMINATION....................................................16



                                       i

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ARTICLE VIII  INDEMNIFICATION.................................................16
  SECTION 8.1. EXCULPATION....................................................16
  SECTION 8.2. INDEMNIFICATION................................................17

ARTICLE IX  MISCELLANEOUS.....................................................17
  SECTION 9.1. SUCCESSORS AND ASSIGNS.........................................17
  SECTION 9.2. AMENDMENTS.....................................................17
  SECTION 9.3. NOTICES........................................................17
  SECTION 9.4. BENEFIT........................................................18
  SECTION 9.5. GOVERNING LAW..................................................18


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                             CROSS REFERENCE TABLE


 SECTION OF TRUST INDENTURE ACT        SECTION OF
      OF 1939, AS AMENDED          GUARANTEE AGREEMENT
-------------------------------   -------------------

             310(a)                       4.1(a)
             310(b)                    4.1(c), 2.8
             310(c)                   Not Applicable
             311(a)                       2.2(b)
             311(b)                       2.2(b)
             311(c)                   Not Applicable
             312(a)                       2.2(a)
             312(b)                       2.2(b)
              313                          2.3
             314(a)                        2.4
             314(b)                   Not Applicable
             314(c)                        2.5
             314(d)                   Not Applicable
             314(e)                   1.1, 2.5, 3.2
             314(f)                      2.1, 3.2
             315(a)                       3.1(d)
             315(b)                        2.7
             315(c)                        3.1
             315(d)                       3.1(d)
             316(a)                   1.1, 2.6, 5.4
             316(b)                        5.3
             317(a)                        3.1
             317(b)                   Not Applicable
              318                          2.1

Note: This Cross-Reference Table does not constitute part of this Agreement and shall not affect the interpretation of any of its terms or provisions.

                    CAPITAL SECURITIES GUARANTEE AGREEMENT


    THIS CAPITAL SECURITIES GUARANTEE AGREEMENT (this "Capital Securities Guarantee"), dated as of ________, 2000, is executed and delivered by COLORADO BUSINESS BANKSHARES, INC., a Colorado corporation (the "Guarantor"), and FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Capital Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Colorado Business Bankshares Capital Trust I, a Delaware statutory business trust (the "Trust").


                                   RECITALS

    WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of ________, 2000, among the trustees of the Trust named therein, the Guarantor, as depositor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof up to 2,000,000 Capital securities, having an aggregate liquidation amount of $20,000,000, designated the ________% Cumulative Capital Securities (the "Capital Securities");

    WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Capital Securities Guarantee, to pay to the Holders of the Capital Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

    NOW, THEREFORE, in consideration of the purchase by each Holder of Capital Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Capital Securities Guarantee for the benefit of the Holders.


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION


SECTION 1.1.  DEFINITIONS AND INTERPRETATION.

    In this Capital Securities Guarantee, unless the context otherwise requires:

    (a) capitalized terms used in this Capital Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

    (b) terms defined in the Trust Agreement as at the date of execution of this Capital Securities Guarantee have the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee;

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

    (c) a term defined anywhere in this Capital Securities Guarantee has the same meaning throughout;

    (d) all references to "the Capital Securities Guarantee" or "this Capital Securities Guarantee" are to this Capital Securities Guarantee as modified, supplemented or amended from time to time;

    (e) all references in this Capital Securities Guarantee to Articles and Sections are to Articles and Sections of this Capital Securities Guarantee, unless otherwise specified;

    (f) a term defined in the Trust Indenture Act has the same meaning when used in this Capital Securities Guarantee, unless otherwise defined in this Capital Securities Guarantee or unless the context otherwise requires; and

    (g) a reference to the singular includes the plural and vice versa.

    "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

    "Authorized Officer" of a Person means any Person that is authorized to bind such Person; provided, however, that the Authorized Officer signing an Officers' Certificate given pursuant to Section 314(a)(4) of the Trust Indenture Act shall be the principal executive, financial or accounting officer of such Person.

    "Business Day" means any day other than a Saturday, Sunday, a day on which federal or state banking institutions in New York, New York or Wilmington, Delaware are authorized or required by law, executive order or regulation to close or a day on which the Corporate Trust Office of the Capital Guarantee Trustee is closed for business.

    "Capital Guarantee Trustee" means First Union Trust Company, National Association, until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Capital Securities Guarantee and thereafter means each such Successor Capital Guarantee Trustee.

    "Corporate Trust Office" means the office of the Capital Guarantee Trustee at which the corporate trust business of the Capital Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Agreement is located at One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

    "Covered Person" means any Holder or beneficial owner of  Capital
Securities.

    "Debentures" means the ________% Subordinated Debentures due June 30, 2030, of the Debenture Issuer held by the Property Trustee of the Trust.


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    "Debenture Issuer" means Colorado Business Bankshares, Inc., issuer of the
Debentures under the Indenture.

    "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Capital Securities Guarantee.

    "Guarantor" means Colorado Business Bankshares, Inc., a Colorado corporation.

    "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by the Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) that are required to be paid on such Capital Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accumulated and unpaid Distributions to but excluding the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Capital Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures to the Holders in exchange for Capital Securities as provided in the Trust Agreement), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Trust shall have funds available therefor, and (b) the amount of assets of the Trust remaining available in either case for distribution to Holders in liquidation of the Trust (the "Liquidation Distribution"). If an event of default (as defined in the Indenture) with respect to the Debentures has occurred and is continuing, the rights of holders of the Common Securities to receive payments under the Trust Agreement are subordinated to the rights of Holders of Capital Securities to receive Guarantee Payments.

    "Holder" shall mean any holder, as registered on the books and records of the Trust, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Capital Guarantee Trustee or any of their respective Affiliates.

    "Indemnified Person" means the Capital Guarantee Trustee, any Affiliate of the Capital Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Capital Guarantee Trustee.

    "Indenture" means the Indenture dated as of ________, 2000, among the Debenture Issuer and First Union Trust Company, National Association, as trustee, and any indenture supplemental thereto pursuant to which certain subordinated debt securities of the Debenture Issuer are to be issued to the Property Trustee of the Trust.

    "List of Holders" shall have the meaning assigned thereto in Section 2.2(a) hereof.

    "Liquidation Amount" means the stated value of $10 per Capital Security.

    "Liquidation Distribution" has the meaning provided therefor in the definition of Guarantee Payments.

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

    "Majority in liquidation amount of the Capital Securities" means, except as provided in the terms of the Capital Securities or, except as provided by the Trust Indenture Act, a vote by Holder(s) of Capital Securities, voting separately as a class, of more than 50% of the Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accumulated and unpaid Distributions to but excluding the date upon which the voting percentages are determined) of all Outstanding Capital Securities.

    "Officers' Certificate" means, with respect to any Person, a certificate signed by two Authorized Officers of such Person, at least one of whom shall be the principal executive officer, principal financial officer, principal accounting officer, treasurer or any vice president of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Capital Securities Guarantee shall include:

    (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

    (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

    (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

    (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

    "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

    "Redemption Price" has the meaning provided therefor in the definition of Guarantee Payments.

    "Responsible Officer" means, with respect to the Capital Guarantee Trustee, any officer within the Corporate Trust Office of the Capital Guarantee Trustee with direct responsibility for the administration of this Capital Securities Guarantee, including any vice-president, any assistant vice-president, any assistant secretary or other officer or assistant officer of the Capital Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

    "Successor Capital Guarantee Trustee" means a successor Capital Guarantee Trustee possessing the qualifications to act as Capital Guarantee Trustee under
Section 4.1.

    "Trust Indenture Act" means the Trust Indenture Act of 1939,  as amended.


                                  ARTICLE II

                              TRUST INDENTURE ACT


SECTION 2.1.  TRUST INDENTURE ACT; APPLICATION.

    (a) This Capital Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Capital Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

    (b) If and to the extent that any provision of this Capital Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

SECTION 2.2.  LISTS OF HOLDERS OF SECURITIES.

    (a) In the event the Capital Guarantee Trustee is not also acting in the capacity of the Property Trustee under the Trust Agreement, the Guarantor shall cause to be provided to the Capital Guarantee Trustee a list, in such form as the Capital Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Capital Securities ("List of Holders") as of the date (i) within five (5) Business Days after the last day of March, June, September and December, and (ii) at any other time within 30 days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than 15 days before such List of Holders is given to the Capital Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders caused to have been given to the Capital Guarantee Trustee by the Guarantor. The Capital Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

    (b) The Capital Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

SECTION 2.3.  REPORTS BY THE CAPITAL GUARANTEE TRUSTEE.

    On or before July 15 of each year, the Capital Guarantee Trustee shall provide to the Holders of the Capital Securities such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Capital Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

SECTION 2.4.  PERIODIC REPORTS TO CAPITAL GUARANTEE TRUSTEE.

    The Guarantor shall provide to the Capital Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

SECTION 2.5.  EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

    The Guarantor shall provide to the Capital Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Capital Securities Guarantee that relate to any of the matters set forth in
Section 314(c) of the Trust Indenture Act, consisting of an Officers' Certificate and an opinion of counsel, each containing the statements required by Sections 314(c) and 314(e) of the Trust Indenture Act.

SECTION 2.6.  EVENTS OF DEFAULT; WAIVER.

    The Holders of a Majority in liquidation amount of Capital Securities may, by vote, on behalf of the Holders of all of the Capital Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Capital Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

SECTION 2.7.  EVENT OF DEFAULT; NOTICE.

    (a) The Capital Guarantee Trustee shall, within five Business Days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Capital Securities, notices of all Events of Default actually known to a Responsible Officer of the Capital Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that, except in the case of a default by Guarantor on any of its payment obligations, the Capital Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Capital Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Capital Securities.

    (b) The Capital Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Capital Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Capital Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge.

SECTION 2.8.  CONFLICTING INTERESTS.

    The Trust Agreement shall be deemed to be specifically described in this Capital Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                  ARTICLE III

            POWERS, DUTIES AND RIGHTS OF CAPITAL GUARANTEE TRUSTEE


SECTION 3.1.   POWERS AND DUTIES OF THE CAPITAL GUARANTEE TRUSTEE.

    (a) This Capital Securities Guarantee shall be held by the Capital Guarantee Trustee for the benefit of the Holders of the Capital Securities, and the Capital Guarantee Trustee shall not transfer this Capital Securities Guarantee to any Person except a Holder of Capital Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Capital Guarantee Trustee on acceptance by such Successor Capital Guarantee Trustee of its appointment to act as Successor Capital Guarantee Trustee. The right, title and interest of the Capital Guarantee Trustee shall automatically vest in any Successor Capital Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Capital Guarantee Trustee.

    (b) If an Event of Default actually known to a Responsible Officer of the Capital Guarantee Trustee has occurred and is continuing, the Capital Guarantee Trustee shall enforce this Capital Securities Guarantee for the benefit of the Holders of the Capital Securities.

    (c) The Capital Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Capital Securities Guarantee, and no implied covenants shall be read into this Capital Securities Guarantee against the Capital Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Capital Guarantee Trustee, the Capital Guarantee Trustee shall exercise such of the rights and powers vested in it by this Capital Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

    (d) No provision of this Capital Securities Guarantee shall be construed to relieve the Capital Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

        (i) the duties and obligations of the Capital Guarantee Trustee shall be determined solely by the express provisions of this Capital Securities Guarantee, and the Capital Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Guarantee, and no implied covenants or obligations shall be read into this Capital Securities Guarantee against the Capital Guarantee Trustee; and

        (ii) in the absence of bad faith on the part of the Capital Guarantee Trustee, the Capital Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Capital Guarantee Trustee and conforming to the requirements of this Capital Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Capital Guarantee Trustee, the Capital Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Guarantee;

    (e) the Capital Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Capital Guarantee Trustee, unless it shall be proved that the Capital Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

    (f) the Capital Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in liquidation amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Capital Guarantee Trustee, or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Capital Securities Guarantee; and

    (g) no provision of this Capital Securities Guarantee shall require the Capital Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Capital Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Capital Securities Guarantee or indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against such risk or liability is not reasonably assured to it.

SECTION 3.2.  CERTAIN RIGHTS OF CAPITAL GUARANTEE TRUSTEE.

    (a) Subject to the provisions of Section 3.1:

        (i) the Capital Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

        (ii) any direction or act of the Guarantor contemplated by this Capital Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

        (iii) whenever, in the administration of this Capital Securities Guarantee, the Capital Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Capital Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

        (iv) the Capital Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

        (v) the Capital Guarantee Trustee may consult with counsel, the written advice or opinion of such counsel with respect legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Capital Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Capital Securities Guarantee from any court of competent jurisdiction;

        (vi) the Capital Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Capital Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Capital Guarantee Trustee such security and indemnity, reasonably satisfactory to the Capital Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses and the expenses of the Capital Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Capital Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Capital Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Capital Securities Guarantee;

        (vii) the Capital Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Capital Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

        (viii) the Capital Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Capital Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

        (ix) any action taken by the Capital Guarantee Trustee or its agents hereunder shall bind the Holders of the Capital Securities, and the signature of the Capital Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Capital Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Capital Securities Guarantee, both of which shall be conclusively evidenced by the Capital Guarantee Trustee's or its agent's taking such action;

        (x) whenever in the administration of this Capital Securities Guarantee the Capital Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Capital Guarantee Trustee (i) may request instructions from the Holders of a Majority in liquidation amount of the Capital Securities, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in accordance with such instructions.

    (b) No provision of this Capital Securities Guarantee shall be deemed to impose any duty or obligation on the Capital Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Capital Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Capital Guarantee Trustee shall be construed to be a duty.

SECTION 3.3.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF GUARANTEE.

    The Recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Capital Guarantee Trustee does not assume any responsibility for their correctness. The Capital Guarantee Trustee makes no representation as to the validity or sufficiency of this Capital Securities Guarantee.

                                  ARTICLE IV

                           CAPITAL GUARANTEE TRUSTEE


SECTION 4.1.  CAPITAL GUARANTEE TRUSTEE; ELIGIBILITY.

    (a) There shall at all times be a Capital Guarantee Trustee which shall:

        (i)   not be an Affiliate of the Guarantor; and

        (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least

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

        50 million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this
        Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

    (b) If at any time the Capital Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Capital Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

    (c) If the Capital Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Capital Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

SECTION 4.2. APPOINTMENT, REMOVAL AND RESIGNATION OF CAPITAL GUARANTEE TRUSTEES.

    (a) Subject to Section 4.2(b), the Capital Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

    (b) The Capital Guarantee Trustee shall not be removed in accordance with
Section 4.2(a) until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor.

    (c) The Capital Guarantee Trustee appointed to office shall hold office until a Successor Capital Guarantee Trustee shall have been appointed or until its removal or resignation. The Capital Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Capital Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Capital Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Capital Guarantee Trustee and delivered to the Guarantor and the resigning Capital Guarantee Trustee.

    (d) If no Successor Capital Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Capital Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Capital Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Capital Guarantee Trustee.

    (e) No Capital Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Capital Guarantee Trustee.


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

    (f) Upon termination of this Capital Securities Guarantee or   removal or
resignation of the Capital Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Capital Guarantee Trustee all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE V

                                   GUARANTEE


SECTION 5.1.  GUARANTEE.

    The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

SECTION 5.2.  WAIVER OF NOTICE AND DEMAND.

    The Guarantor hereby waives notice of acceptance of this Capital
Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

SECTION 5.3.  OBLIGATIONS NOT AFFECTED.

    The obligations, covenants, agreements and duties of the Guarantor under this Capital Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

    (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Trust;

    (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures);

    (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

    (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

    (e) any invalidity of, or defect or deficiency in, the Capital  Securities;

    (f) any failure or omission to receive any regulatory approval or consent required in connection with the Capital Securities (or the common equity securities issued by the Trust), including the failure to receive any approval of the Board of Governors of the Federal Reserve System required for the redemption of the Capital Securities;

    (g) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

    (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

    There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 5.4.  RIGHTS OF HOLDERS.

    (a) Subject to Section 5.4(b), the Holders of a Majority in liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Capital Guarantee Trustee in respect of this Capital Securities Guarantee or exercising any trust or power conferred upon the Capital Guarantee Trustee under this Capital Securities Guarantee.

    (b) Any Holder of Capital Securities may institute and prosecute a legal proceeding directly against the Guarantor to enforce its rights under this Capital Securities Guarantee without first instituting a legal proceeding against the Trust, the Capital Guarantee Trustee or any other Person. The Guarantor waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against the Guarantor.

SECTION 5.5.  GUARANTEE OF PAYMENT.

    This Capital Securities Guarantee creates a guarantee of payment and not of collection.

SECTION 5.6.  SUBROGATION.

    The Guarantor shall be subrogated to all (if any) rights of the Holders of Capital Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Capital Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Capital Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Capital Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

SECTION 5.7.  INDEPENDENT OBLIGATIONS.

    The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Capital Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Capital Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.

                                  ARTICLE VI

                   LIMITATION OF TRANSACTIONS; SUBORDINATION


SECTION 6.1.  LIMITATION OF TRANSACTIONS.

    So long as any Capital Securities remain outstanding, if there shall have occurred an Event of Default under this Capital Securities Guarantee, an event of default under the Indenture, an event of default under the Trust Agreement or during an Extended Interest Payment Period (as defined in the Indenture), then
(a) the Guarantor shall not and will not permit any Subsidiary to declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (I) as a result of a reclassification of its capital stock for another class of its capital stock or (II) declarations or payments of dividends on capital stock by a Subsidiary of the Company to the Company); (b) the Guarantor shall not and will not permit any Subsidiary to make any payment of interest or principal on or repay, repurchase or redeem any debt securities issued by the Guarantor which rank pari passu with or junior to the Debentures;
(c) the Guarantor shall not make any Guarantee Payments with respect to debt securities of any Subsidiary of the Guarantor that rank pari passu with or junior to the Debentures (other than pursuant to this Capital Securities Guarantee Agreement); and (d) the Guarantor shall not redeem, purchase or acquire less than all of the outstanding Debentures or any of the Capital Securities.

SECTION 6.2.  RANKING.

    This Capital Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations, as defined in the Indenture, of the Guarantor, to the extent and in the manner set forth in the Indenture, and the applicable provisions of the Indenture will apply, in all relevant respects, to the obligations of the Guarantor hereunder and (ii) senior to the Guarantor's capital stock.


                                  ARTICLE VII

                                  TERMINATION

SECTION 7.1.  TERMINATION.

    This Capital Securities Guarantee shall terminate upon (i) full payment of the Redemption Price of all Capital Securities, (ii) upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust, or (iii) upon distribution of the Debentures to the Holders of the Capital Securities. Notwithstanding the foregoing, this Capital Securities Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Capital Securities must restore payment of any sums paid under the Capital Securities or under this Capital Securities Guarantee.


                                 ARTICLE VIII

                                INDEMNIFICATION


SECTION 8.1.  EXCULPATION.

    (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Capital Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Capital Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

    (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders of Capital Securities might properly be paid.

SECTION 8.2.  INDEMNIFICATION.

    The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Capital Securities Guarantee.

    When the Capital Guarantee Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 7.1(a)(iv) or (v) of the Indenture, the expenses including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

                                  ARTICLE IX

                                 MISCELLANEOUS


SECTION 9.1.  SUCCESSORS AND ASSIGNS.

    All guarantees and agreements contained in this Capital Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with any merger or consolidation of the Guarantor with or into another entity permitted by Section 12.1 of the Indenture or any sale, transfer, conveyance or other disposition of the property of the Guarantor permitted by Section 12.1 of the Indenture, the Guarantor may not assign its rights or delegate its obligations under this Capital Securities Guarantee.

SECTION 9.2.  AMENDMENTS.

    Except with respect to any changes that do not materially adversely affect the rights of Holders (in which case no consent of Holders will be required), this Capital Securities Guarantee may only be amended with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement with respect to meetings of Holders of the Capital Securities apply to the giving of such approval.

SECTION 9.3.  NOTICES.

    All notices provided for in this Capital Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

    (a) If given to the Capital Guarantee Trustee, at the Capital Guarantee Trustee's mailing address set forth below (or such other address as the Capital Guarantee Trustee may give notice of to the Holders of the Capital Securities):

            First Union Trust Company, National Association
            One Rodney Square
            920 King Street, 1st Floor
            Wilmington, Delaware 19801
            Attention:  Corporate Trust Administration

    (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Capital Securities):

            Colorado Business Bankshares, Inc.
            821 Seventeenth Street
            Denver, Colorado 80202
            Attention: Steven Bangert, Chairman of the Board and
                       Chief Executive Officer

    (c) If given to any Holder of Capital Securities, at the address set forth on the books and records of the Trust. All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 9.4.  BENEFIT.

    This Capital Securities Guarantee is solely for the benefit of the Holders of the Capital Securities and, subject to Section 3.1(a), is not separately transferable from the Capital Securities.

SECTION 9.5.  GOVERNING LAW.

    THIS CAPITAL SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.


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

    This Capital Securities Guarantee is executed as of the day and year first above written.


                    COLORADO BUSINESS BANKSHARES, INC., as Guarantor


                    By:_________________________________________

                    Its:_________________________________________


                    FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION,
                            as Capital Guarantee Trustee


                    By:_________________________________________

                    Its:_________________________________________




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